Exhibit 10.6
China Agri-Business, Inc.
Finance Plaza, 9th Floor, Hi-Tech Road No. 42
Hi-Tech Industrial Development Zone, Xi-An, China 710068

June 12, 2009

Re: Registration Rights Agreement dated September 29, 2008

Reference is made to that certain Registration Rights Agreement, dated as of September 29, 2008 (the “Agreement”), by and among China Agri-Business, Inc. (the “Company”) and the investors named therein (as identified by their signatures below) (the “Investors”). Capitalized terms used herein but not otherwise defined in this letter shall have the respective meanings set forth in the Agreement.

The Company and the Investors wish to modify the Agreement, and agree as follows.

1. The Company shall be obligated to make the payments to the Investors required by Section 2(b) of the Agreement if, and only if, the Registration Statement is not declared effective by the SEC by 5:30 p.m. Eastern time on July 31, 2009 (the “Extended Deadline”).  In the event that the Registration Statement is declared effective by the SEC by the Extended Deadline, then the Investors waive any and all claims to any payments pursuant to such Section 2(b) of the Agreement.

All other terms of the Agreement, including without limitation Section 2(c) of the Agreement, shall continue in full force and effect.

[Signature pages follow]

Please acknowledge your acceptance of the foregoing terms by signing where indicated below.

Very truly yours,

China Agri-Business, Inc.

By:	/s/ Xiaolong Zhou
Name:	Xiaolong Zhou
Title:	Chief Financial Officer

Agreed and Accepted as of the date written above:

JAG MULTI-INVESTMENTS, LLC

By:	/s/ Alexander M. Goren
Name:	Alexander M. Goren
Title:

/s/ Keith Guenther
KEITH GUENTHER